Exhibit 99.1

Avadel Pharmaceuticals Appoints Dr. Mark McCamish to its Board of Directors

DUBLIN, Ireland, December 10, 2019 -- Avadel Pharmaceuticals plc (Nasdaq: AVDL), a company focused on developing FT218, an investigational, once-nightly formulation of sodium oxybate for treating narcolepsy, announced today the appointment of Mark McCamish, MD, Ph.D. to its board of directors, effective immediately.

“We are pleased to have Dr. McCamish join our board of directors. He brings Avadel tremendous experience as a senior executive overseeing research and development at several leading global companies, including Abbott, Amgen, and Sandoz,” stated Mr. Geoffrey Glass, Chairman of the Board. “Dr. McCamish has demonstrated a commercial mindset in establishing novel research, development, and regulatory strategies that led to approvals and commercial successes in multiple therapeutic areas and various dosage forms. This deep domain expertise, coupled with his leadership experience as CEO of Forty Seven, Inc., make him a great addition to the Avadel board of directors.”

Dr. McCamish is an internationally recognized expert in drug development and manufacturing. He is currently the President and Chief Executive Officer of Forty Seven, Inc. (Nasdaq:FTSV), a clinical-stage, immuno-oncology company focused on developing therapies to activate macrophages in the fight against cancer. Prior to Forty Seven, Inc., Dr. McCamish was the Global Head of Biopharmaceutical Development at Sandoz International, a Novartis company. Dr. McCamish was acknowledged by Novartis with a Chairman award for 2010, 2011, 2012, 2013, 2014, and 2015, and the European Antibody Congress named Dr. McCamish one of the top 50 global antibody industry influencers. Prior to Sandoz, Dr. McCamish served as a member of the executive team of PDL Biopharma, Inc. across several roles, including SVP and Chief Medical Officer. He helped lead the spin out of PDL’s R&D business, which was named Facet Biotech. Due to clinical advances made in both multiple sclerosis with daclizumab and multiple myeloma with elotuzumab, Facet Biotech was acquired by Abbott Labs. Dr. McCamish has also held senior R&D roles at Perlegen Sciences, Amgen, Inc., and Abbott Laboratories.

After earning a Ph.D. in Human Nutrition from Penn State and MD from UCLA, he completed his residency and fellowship training at the University of California, Davis (UC Davis). He has also held professorships at UC Davis and Ohio State University.

About Avadel Pharmaceuticals plc:

Avadel Pharmaceuticals plc (Nasdaq: AVDL) is an emerging biopharmaceutical company. The Company’s primary focus is the development and potential FDA approval of FT218, which is in a Phase 3 clinical trial for the treatment of narcolepsy patients suffering from excessive daytime sleepiness (EDS) and cataplexy. In addition, Avadel develops and markets a portfolio of sterile injectable drugs used in the hospital setting. For more information, please visit www.avadel.com.

Cautionary Disclosure Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements relate to our future expectations, beliefs, plans, strategies, objectives, results, conditions, financial performance, prospects, or other events. In some cases, forward-looking statements can be identified by the use of words such as “will,” “may,” “believe,” “expect,” “look forward,” “on track,” “guidance,” “anticipate,” “estimate,” “project” and similar expressions, and the negatives thereof (if applicable).

Our forward-looking statements are based on estimates and assumptions that are made within the bounds of our knowledge of our business and operations and that we consider reasonable. However, our business and operations are subject to significant risks and as a result there can be no assurance that actual results of our research, development and commercialization activities and the results of our business and operations will not differ materially from the results contemplated in such forward-looking statements. Factors that could cause actual results to differ from expectations in our forward-looking statements include the risks and uncertainties described in the “Risk Factors” section of Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2018, which we filed with the Securities and Exchange Commission on March 15, 2019.

Forward-looking statements speak only as of the date they are made and are not guarantees of future performance. Accordingly, you should not place undue reliance on forward-looking statements. We do not undertake any obligation to publicly update or revise the forward-looking statements contained in this Annual Report.

Contacts:

Tom McHugh

Chief Financial Officer

Phone: (636) 449-1843

Email: tmchugh@avadel.com

Tim McCarthy

LifeSci Advisors, LLC

Phone: (212) 915.2564

Email: tim@lifesciadvisors.com